                                                                    Exhibit 10.3

                               THIRD AMENDMENT TO
                           SECOND AMENDED AND RESTATED
                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------


         THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT is entered into as of October 31, 2003 (this "AMENDMENT"), by and among OVERHILL FARMS, INC., a Nevada corporation (the "COMPANY"), the entities from time to time parties thereto as Guarantors and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the "PURCHASER").

                                 R E C I T A L S
                                 ---------------

         A. The Company, the entities from time to time parties thereto as Guarantors and the Purchaser are parties to that certain Second Amended and Restated Securities Purchase Agreement dated as of April 16, 2003, as amended by a First Amendment to Second Amended and Restated Securities Purchase Agreement dated as of May 16, 2003, and a Second Amendment to Second Amended and Restated Securities Purchase Agreement dated as of June 19, 2003 (as so amended, the "SECURITIES PURCHASE AGREEMENT"). Unless otherwise indicated, capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Securities Purchase Agreement.

         B. On or about September 11, 2003, Overhill Ventures was fully and finally dissolved in accordance with Applicable Laws pursuant to Section 8.30 of the Securities Purchase Agreement (as subsequently modified). Therefore, Overhill Ventures is no longer a Guarantor under, or a party to, the Securities Purchase Agreement.

         C. The Company has requested that the Purchaser provide additional funds to the Company in the amount of $4,200,000 (the "ADDITIONAL FUNDS") to be used to finance the Company's accounts receivable, to build up its inventory levels and for other working capital purposes. In this regard, the Company desires to amend and restate the November 1999 Note to, among other things, increase the aggregate principal amount thereof by the amount of the Additional Funds to be provided to the Company by the Purchaser. The Company has further requested that the Company extend the maturity date of the November 1999 Note from October 31, 2004 to October 31, 2006.

         D. The Events of Default described in EXHIBIT A hereto (collectively, the "SPECIFIED EVENTS OF DEFAULT") have occurred and are continuing. The Company has requested that the Purchaser waive the Specified Events of Default.

         E. At the Company's request, the Purchaser is willing to provide the Additional Funds, to amend and restate the November 1999 Note to, among other things, increase the aggregate principal amount thereof by the amount of the Additional Funds to be provided to the Company by the Purchaser and to extend the maturity date of the November 1999 Note to October 31, 2006, but only on the terms and subject to the conditions set forth herein.

         F. In addition, Pleasant Street and the Company are entering into certain amendments to the PSI Senior Credit Agreement and other Senior Credit Documents as provided for therein. In particular, the Company has requested that Pleasant Street loan additional funds to the Company, and Pleasant Street is willing to do so in accordance with such amendments and other documents.

                                A G R E E M E N T
                                -----------------

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. LIMITED WAIVER OF SPECIFIED EVENTS OF DEFAULT. Effective on and as of the Third Amendment Effective Date (as defined below), at the request of the Company, the Purchaser waives the Specified Events of Default pursuant to
Section 11.5 of the Securities Purchase Agreement. The waiver provided for in this Section 1 shall be limited solely to the Specified Events of Default and shall not extend to any other Default or Event of Default, whether past, present or future, shall not impair any right, power or remedy of the Purchaser which may arise as a result of such other Default or Event of Default and shall not give rise to any obligation whatsoever on the part of the Purchaser to grant any waivers in the future.

         2. AMENDMENT AND RESTATEMENT OF EXISTING AMENDED AND RESTATED NOTE.

                  (a) AUTHORIZATION. The Company has authorized and approved the amendment and restatement of the Amended and Restated Secured Senior Subordinated Note Due 2004 in the original principal amount of $28,000,000, as amended by an Amendment dated April 4, 2003 (as so amended, the "EXISTING AMENDED AND RESTATED NOTE"), on the terms and subject to the conditions set forth in a Second Amended and Restated Secured Senior Subordinated Note Due 2006 in the aggregate principal amount of $28,858,000, in substantially the form of EXHIBIT B attached hereto (the "NOVEMBER 1999 NOTE"). The parties acknowledge and agree that (i) $24,658,000 of the total principal amount of the November 1999 Note evidences and represents the aggregate principal amount of the Existing Amended and Restated Note outstanding as of the date hereof and (ii) $4,200,000 of the total principal amount of the November 1999 Note evidences and represents the Additional Funds being provided to the Company by the Purchaser under this Amendment.

                  (b) ISSUANCE OF NOTE. Subject to the terms and conditions contained herein, and in reliance upon the representations, warranties, covenants and agreements contained herein, at the Closing, (i) the Company shall be deemed to have issued the November 1999 Note in exchange for the Existing Amended and Restated Note and the Additional Funds and (ii) the Purchaser shall be deemed to have purchased the November 1999 Note in exchange for the Existing Amended and Restated Note and the Additional Funds.

                  (c) CLOSING. The closing of the transactions contemplated by this Amendment (the "CLOSING") shall take place at the offices of Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067, at 10:00 a.m. (Los Angeles time), on the Third Amendment Effective Date. At the Closing, the Company shall deliver the November 1999 Note to the Purchaser, duly executed on behalf of the Company, against delivery by the Purchaser of the Existing Amended and Restated Note and the Additional Funds (net of amounts permitted to be withheld pursuant to Sections 4(f) and (g)) by wire transfer in immediately available funds to such bank as the Company may request in writing).

                  (d) USE OF PROCEEDS. The Additional Funds to be received by the Company hereunder, after payment of all amounts described in Sections 4(f) and (g), shall be used solely to finance the Company's accounts receivable, to build up its inventory levels and for other working capital purposes.

         3. AMENDMENTS TO SECURITIES PURCHASE AGREEMENT. Effective on and as of the Third Amendment Effective Date, pursuant to Section 12.3 of the Securities Purchase Agreement, the Securities Purchase Agreement shall be amended as follows:

                  (a) Section 1.1 of the Securities Purchase Agreement shall be amended by adding the following new definitions to Section 1.1 in alphabetical order:

                           "'EXCESS CASH FLOW' shall mean, for any Fiscal Year,
                  (i) EBITDA of the Company and its Subsidiaries for such Fiscal Year, MINUS (ii) the sum of (A) Cash Interest Expense; (B) payments of principal on any Indebtedness of the Company and its Subsidiaries; (C) Capital Lease Obligations of the Company or any of its Subsidiaries representing principal; (D) cash Taxes paid by the Company and its Subsidiaries; (E) cash dividends or distributions, if any, paid by the Company; (F) Capital Expenditures; and (G) all Tax Sharing Cash Payments, in each of clauses (A) through (G) for such Fiscal Year."

                           "'INTEREST RATE EVENT' shall have the meaning set
                  forth in the November 1999 Note or any other Note, as applicable."

                           "'LLCP REPRESENTATIVE' shall have the meaning set
                  forth in the Investor Rights Agreement."

                           "'SENIOR CREDIT AGREEMENT' shall mean (i) that
                  certain Second Amended and Restated Loan and Security Agreement dated as of the Effective Date (the "PSI SENIOR CREDIT AGREEMENT"), among the Company, Overhill Ventures and Pleasant Street, as the assignee of UBOC, as amended by a First Amendment dated as of May 16, 2003, a Second Amendment dated as of June 19, 2003, and a Third Amendment dated as of the Third Amendment Effective Date, as further amended from time to time, subject to the terms of the Intercreditor Agreement, or (ii) such other loan or credit agreement entered into by the Company and any other Senior Lender in connection with a refinancing of the Senior Indebtedness owing to PSI under the PSI Senior Credit Documents (the "OTHER SENIOR CREDIT AGREEMENT"), subject to SECTION 9.10(b). The PSI Senior Credit Agreement amends and restates the UBOC Senior Credit Agreement."

                           "'SENIOR NOTES' shall mean any promissory note or
                  notes or similar instruments of indebtedness evidencing Senior Indebtedness, including (i) the Senior Term A Note (as defined in the PSI Senior Credit Agreement) and the Senior Term B Note (as defined in the PSI Senior Credit Agreement) or (ii) any promissory note or notes evidencing Senior Indebtedness under the Other Senior Credit Agreement."

                           "'THIRD AMENDMENT' shall mean that certain Third
                  Amendment to Second Amended and Restated Securities Purchase Agreement dated as of October 31, 2003, among the parties."

                           "'THIRD AMENDMENT EFFECTIVE DATE' shall mean the date
                  of the closing of the transactions under the Third Amendment."

                  (b) Section 1.1 of the Securities Purchase Agreement shall be further amended by amending the following existing definitions to read in their entirety as follows, respectively:

                           "'ADJUSTED CURRENT ASSETS' shall mean, collectively,
                  (i) cash, (ii) accounts receivable, net, (iii) inventory, net, and (iv) prepaid expenses, in each case determined in accordance with GAAP."

                           "'INVESTOR RIGHTS AGREEMENT' shall mean that certain
                  Amended and Restated Investor Rights Agreement dated as of October 29, 2002, among the Company, James Rudis, William E. Shatley and the Purchaser, as amended by an Amendment to Amended and Restated Investor Rights Agreement dated as of April 16, 2003, and a Second Amendment to Amended and Restated Investor Rights Agreement dated as of the Third Amendment Effective Date, by and among the Company, James Rudis and the Purchaser, and as further amended from time to time."

                           "'LEVERAGE RATIO' shall mean:

                                    (i) With respect to the Fiscal Quarter
                           period ending in December 2003, the ratio of (i) the sum of (A) total Indebtedness (excluding any reduction from original issue discount) of the Company and its Subsidiaries at the end of such period and (B) all Capital Lease Obligations at the end of such period to (ii) (A) EBITDA for such Fiscal Quarter, MULTIPLIED BY (B) 4;

                                    (ii) With respect to the two (2) consecutive
                           Fiscal Quarter period ending in March 2004, the ratio of (i) the sum of (A) total Indebtedness (excluding any reduction from original issue discount) of the Company and its Subsidiaries at the end of such period and (B) all Capital Lease Obligations at the end of such period to (ii) (A) EBITDA for such two
                           (2) consecutive Fiscal Quarters, MULTIPLIED BY (B) 2;

                                    (iii) With respect to the three (3)
                           consecutive Fiscal Quarter period ending in June 2004, the ratio of (i) the sum of (A) total Indebtedness (excluding any reduction from original issue discount) of the Company and its Subsidiaries at the end of such period and (B) all Capital Lease Obligations at the end of such period to (ii) (A) EBITDA for such three (3) consecutive Fiscal Quarters, MULTIPLIED BY (B) 4, DIVIDED BY (C) 3; and

                                    (iv) With respect to the four (4)
                           consecutive Fiscal Quarter period ending in September 2004 and each four (4) consecutive Fiscal Quarter period ending thereafter, the ratio of (i) the sum of
                           (A) total Indebtedness (excluding any reduction from original issue discount) of the Company and its Subsidiaries at the end of such period and (B) all Capital Lease Obligations at the end of such period, to (ii) EBITDA for the four (4) consecutive Fiscal Quarters ending at the end of such period."

                           "'NET INCOME (LOSS)' shall mean, or any period, net
                  income (loss) after Taxes of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, all computed in accordance with GAAP; PROVIDED, HOWEVER, that, for purposes of calculating minimum EBITDA under Section 9.14(a), the minimum Fixed Charge Coverage Ratio under Section 9.14(b) and the maximum Leverage Ratio under Section 9.14(c), the aggregate non-cash losses recorded as a direct result of a write-down of the value of American Airlines inventory or of Accounts owed by American Airlines, in each case due to a bankruptcy filing by or against American Airlines, in an amount not to exceed $800,000 if the filing occurs on or after September 1, 2003, shall be excluded from the calculation of Net Income (Loss). Any accounting gains associated with the recovery of any of the costs or write-downs described above shall also be excluded from Net Income (Loss)."

                           "'NET WORKING CAPITAL' shall mean, at any time, (i)
                  Adjusted Current Assets at such time, minus (ii) Adjusted Current Liabilities at such time."

                           "'NOTES' shall mean, collectively, the November 1999
                  Note, the April 2003 Bridge Note (which has been paid in full) and any other promissory notes or similar instruments issued by the Company or any other Company Party to the Purchaser (or any of its Affiliates), and shall also include, where applicable, any additional note or notes issued in connection with any Assignments thereof."

                           "'NOVEMBER 1999 NOTE' shall mean that certain Second
                  Amended and Restated Secured Senior Subordinated Note Due 2006 dated as of the Third Amendment Effective Date in the aggregate principal amount of $28,858,000, which amends and restates that certain Amended and Restated Secured Senior Subordinated Note Due 2004 dated as of October 29, 2002, as amended by an Amendment to Amended and Restated Secured Senior Subordinated Note Due 2004 dated as of April 4, 2003, which, in turn, amends and restates that certain Secured Senior Subordinated Note Due 2004 dated November 24, 1999, as amended, in the original principal amount of $28,000,000, as further amended from time to time."

                           "'SECURITY AGREEMENT'" shall mean that certain
                  Amended and Restated Security Agreement dated as of October 29, 2002, among the Company, the Guarantors and the Purchaser, as amended by an Amendment to Amended and Restated Security Agreement dated as of April 4, 2003, as amended by a Second Amendment to Amended and Restated Security Agreement dated as of April 16, 2003, as amended by a Third Amendment to Amended and Restated Security Agreement dated as of the Third Amendment Effective Date, and as further amended from time to time. (Any references to Security Agreement (Company) or Security Agreement (Subsidiary) in any Investment Document shall mean the Security Agreement on and after the First Amended and Restated Effective Date.)"

                  (c) Section 3.5 (Conflict with Other Instruments; Existing Defaults; Ranking) of the Securities Purchase Agreement shall be amended by adding the following phrase immediately following the heading of such Section:

                           "Except as set forth on Schedule 3.5:"

                  (d) Paragraph (c) of Section 3.5 (Conflict with Other Instruments; Existing Defaults; Ranking) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

                           "(c) No Company Party is subject to contractual
                  restrictions which prohibit or restrict any merger, sale of assets or other event which could result in a Change in Control or otherwise prohibit any financings by any Company Party, including any public or private debt or equity financings."

                  (e) Section 3.6 (Governmental and Other Third Party Consents) of the Securities Purchase Agreement shall be amended by replacing the last sentence of such Section with the following:

                           "The time within which any administrative or judicial
                  appeal, reconsideration, rehearing or other review of any such Consent of any Governmental Authority may be taken or instituted has lapsed, and no such appeal, reconsideration or rehearing or other review has been taken or instituted."

                  (f) Section 8.22 (Survival of Certain Affirmative Covenants) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

                           "8.22 SURVIVAL OF CERTAIN AFFIRMATIVE COVENANTS. From
                  and after the date that the monetary Obligations under the Note have been paid in full and, if Pleasant Street holds the Senior Notes, the Senior Notes have been paid in full, and so long as the Purchaser owns or holds, or has the contractual right to acquire, directly or indirectly, five percent (5.0%) of more of the Common Stock calculated on a Fully Diluted Basis, the Company shall not be obligated to perform, comply with and observe any of the covenants set forth in this
                  Article 8 except for (a) Section 8.2 (Performance of Certain Investment Documents) and (b) Section 8.19 (AMEX Listing) (PROVIDED that the Company shall not be obligated to perform, comply with and observe the covenants set forth in Section 8.2 or Section 8.19 once the Purchaser no longer owns or holds, or has the contractual right to acquire, directly or indirectly, five percent (5.0%) of more of the Common Stock calculated on a Fully Diluted Basis)."

                  (g) Section 8.29 (Hiring of Sales Force) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

                           "8.29 HIRING OF SALES FORCE. The Company shall use
                  its best efforts to hire, as soon as practicable, additional qualified sales people."

                  (h) Section 9.1 (Limitations on Indebtedness) of the Securities Purchase Agreement shall be amended by adding the following paragraph at the end of such Section:

                           "Notwithstanding the foregoing, from and after the
                  date that the monetary Obligations under the Notes have been paid in full and, if Pleasant Street holds the Senior Notes, the Senior Notes have been paid in full, and so long as the Purchaser owns or holds, or has the contractual right to acquire, directly or indirectly, five percent (5.0%) of more of the Common Stock calculated on a Fully Diluted Basis, the Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, guarantee, suffer to exist or become or remain liable with respect to any additional Indebtedness, PROVIDED that the Company and such

                  Subsidiaries may incur additional Indebtedness if the Leverage Ratio would not be greater than 4.0 to 1.0 determined on a pro forma basis as if the additional Indebtedness had been incurred on the last day of the calendar month immediately preceding the calendar month in which the additional Indebtedness is proposed to be incurred. (For this purpose, the Leverage Ratio would be calculated based on the ratio described in clause (iv) of the definition of Leverage Ratio, PROVIDED that EBITDA would be measured for the twelve (12) calendar months ending on the last day of the calendar month immediately preceding the calendar month in which the additional Indebtedness is proposed to be incurred)."

                  (i) Clause (d) of Section 9.1 (Limitations on Indebtedness) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

                           "(d) Trade accounts payable arising in the ordinary
                  course of business that are more than sixty (60) days past their due dates and do not exceed in the aggregate (i) $850,000 at any time from September 29, 2003 to and including December 28, 2003, (ii) $500,000 at any time during the period commencing on December 29, 2003 and ending on March 28, 2004 and (iii) $250,000 at any time thereafter; PROVIDED, HOWEVER, that if during any of such periods the aggregate amount of any such trade accounts payable exceeds the applicable amount for such period at any one time, then the Company shall not be deemed to be in violation of this clause (d) if the amount in excess of such applicable amount is being disputed or contested in good faith by appropriate proceedings in a commercially reasonable manner; or"

                  (j) Clause (b) of Section 9.10 (Agreements Affecting Capital Stock and Indebtedness; Amendments to Material Contracts) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

                           "(b) extend, refinance, renew, replace, restructure,
                  exchange or refund any Indebtedness; PROVIDED, HOWEVER, that the Company may at any time refinance the principal balance of all Senior Indebtedness then outstanding and owing to the Senior Lender, up to the maximum amount of such principal balance, with a bank or similar financial institution pursuant to then-existing "market" terms and conditions for a "formula-based," "asset-based" revolving credit facility, PROVIDED that (i) the maximum principal amount of such credit facility shall not be greater than $22,800,000, (ii) the interest rate that would be charged under such credit facility would not be greater than the highest rate that historically was charged under the "asset-based" portion of the UBOC Credit Agreement, and (iii) after giving effect to such refinancing, the terms of subordination which would apply to the Indebtedness evidenced by the Note would be no less favorable to the Purchaser than the terms set forth in the Amended and Restated Intercreditor and Subordination Agreement dated as of October 29, 2002, as amended through April 4, 2003, between UBOC and the Purchaser, without regard to the execution and delivery of the Intercreditor Agreement;"

                  (k) Section 9.14 (Financial Covenants) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

                           "9.14 FINANCIAL COVENANTS. Until the monetary
                  Obligations under the Note have been paid in full, the Company shall perform, comply with and observe each of the covenants set forth in this SECTION 9.14:

                           "(a) MINIMUM EBITDA. For each of the periods listed
                  in the table below, EBITDA shall not be less than the total amount reflected in Column (B) set forth opposite each such period in the table:

                                                                         MINIMUM EBITDA
                                                                         --------------
       PERIOD                                                   COLUMN (A)              COLUMN (B)
       ------                                                   ----------              ----------
       Trailing one consecutive Fiscal
       Quarter ending in December 2003......................    $1,608,000              $1,429,000
       Trailing two consecutive Fiscal
       Quarters ending in March 2004........................     3,408,000               3,029,000
       Trailing three consecutive Fiscal
       Quarters ending in June 2004.........................     5,682,000               5,050,000
       Trailing four consecutive Fiscal
       Quarters ending in September 2004....................     7,728,000               6,870,000
       Trailing four consecutive Fiscal
       Quarters ending in December 2004.....................     8,115,000               7,213,000
       Trailing four consecutive Fiscal
       Quarters ending in March 2005........................     8,464,000               7,524,000
       Trailing four consecutive Fiscal
       Quarters ending in June 2005.........................     8,486,000               7,543,000
       Trailing four consecutive Fiscal
       Quarters ending in September 2005....................     8,552,000               7,602,000
       Trailing four consecutive Fiscal
       Quarters ending in December 2005.....................     8,670,000               7,707,000
       Trailing four consecutive Fiscal
       Quarters ending in March 2006........................     8,788,000               7,812,000
       Trailing four consecutive Fiscal
       Quarters ending in June 2006.........................     8,905,000               7,916,000
       Trailing four consecutive Fiscal
       Quarters ending in September 2006....................     9,020,000               8,018,000

                                      -9-

                           "(b) MINIMUM FIXED CHARGE COVERAGE RATIO. For each of
                  the periods listed in the table below, the Fixed Charge
                  Coverage Ratio shall not be less than the ratio reflected in Column (B) set forth opposite each such period in the table:

                                                                    MINIMUM FIXED CHARGE
                                                                       COVERAGE RATIO
                                                                       --------------
PERIOD                                                         COLUMN (A)           COLUMN (B)
------                                                         ----------           ----------
Trailing one consecutive Fiscal                                     0.87
Quarter ending in December 2003...................................                       0.78
Trailing two consecutive Fiscal                                     1.00
Quarters ending in March 2004.....................................                       0.90
Trailing three consecutive Fiscal                                   1.10
Quarters ending in June 2004......................................                       1.00
Trailing four consecutive Fiscal                                    1.13
Quarters ending in September 2004.................................                       1.00
Trailing four consecutive Fiscal                                    1.16
Quarters ending in December 2004..................................                       1.03
Trailing four consecutive Fiscal                                    1.18
Quarters ending in March 2005.....................................                       1.05
Trailing four consecutive Fiscal                                    1.16
Quarters ending in June 2005......................................                       1.03
Trailing four consecutive Fiscal                                    1.15
Quarters ending in September 2005.................................                       1.02
Trailing four consecutive Fiscal                                    1.17
Quarters ending in December 2005..................................                       1.04
Trailing four consecutive Fiscal                                    1.19
Quarters ending in March 2006.....................................                       1.06
Trailing four consecutive Fiscal                                    1.21
Quarters ending in June 2006......................................                       1.08
Trailing four consecutive Fiscal                                    1.24
Quarters ending in September 2006.................................                       1.09

                                      -10-

                           "(c) MAXIMUM LEVERAGE RATIO. As of the last day of
                  each of the periods listed in the table below, the Leverage
                  Ratio shall not exceed the ratio reflected in Column (B) set forth opposite each such period in the table:

                                                                        MAXIMUM LEVERAGE RATIO
                                                                        ----------------------

PERIOD                                                             COLUMN (A)           COLUMN (B)
------                                                             ----------           ----------

Trailing one consecutive Fiscal
Quarter ending in December 2003...............................          8.03                 9.04

Trailing two consecutive Fiscal
Quarters ending in March 2004.................................          7.55                 8.49

Trailing three consecutive Fiscal
Quarters ending in June 2004..................................          6.76                 7.61

Trailing four consecutive Fiscal
Quarters ending in September 2004.............................          6.60                 7.42

Trailing four consecutive Fiscal
Quarters ending in December 2004..............................          6.26                 7.04

Trailing four consecutive Fiscal
Quarters ending in March 2005.................................          5.97                 6.72

Trailing four consecutive Fiscal
Quarters ending in June 2005..................................          5.93                 6.67

Trailing four consecutive Fiscal
Quarters ending in September 2005.............................          5.85                 6.59

Trailing four consecutive Fiscal
Quarters ending in December 2005..............................          5.75                 6.48

Trailing four consecutive Fiscal
Quarters ending in March 2006.................................          5.59                 6.35

Trailing four consecutive Fiscal
Quarters ending in June 2006..................................          5.49                 6.24

Trailing four consecutive Fiscal
Quarters ending in September 2006.............................          5.39                 6.13

                           "(d) MAXIMUM CAPITAL EXPENDITURES. Capital
                  Expenditures shall not exceed $300,000 with respect to any Fiscal Quarter; PROVIDED, HOWEVER, that if (A) the Company prepares and furnishes to the Purchaser a "payback" analysis of Capital Expenditures it proposes to make or incur in excess of such amounts, (B) the Purchaser has at least five (5) Business Days to review such analysis and (C) if satisfied with such analysis in its sole discretion, the Purchaser consents in writing to such excess amount(s) prior to the incurrence thereof, then the Company may make or incur such excess Capital Expenditures; PROVIDED FURTHER, HOWEVER, that in addition to the Capital Expenditures the Company may incur in any Fiscal Quarter as provided for above, the Company may incur an aggregate of $850,000 of Capital Expenditures in the Fiscal Year ending in September 2004 to expand its "mandarin chicken" manufacturing line.

                           "(e) [INTENTIONALLY OMITTED.]"

                           "(f) MAXIMUM PAYABLES TURN. For each of the "fiscal
                  months" listed in the table below, the Payables Turn (expressed in a number of days) at the end of such month shall not be greater than the number of days set forth opposite each such month in the table:


"FISCAL MONTH(S)"                                          PAYABLES TURN
-----------------                                          -------------

October and November 2003............................            42
December 2003........................................            45
January 2004.........................................            47
February 2004........................................            50
March, April and May 2004............................            49
June 2004............................................            50
July, August and September 2004......................            49
October 2004.........................................            46
November 2004........................................            49
December 2004........................................            47
January 2005.........................................            48
February and March 2005..............................            49
April 2005...........................................            48
May and June 2005....................................            47
July 2005............................................            48
August and September 2005............................            47
October 2005.........................................            51
November 2005........................................            50
December 2005........................................            49
January and February 2006............................            51
March 2006...........................................            49
April 2006...........................................            48
May 2006.............................................            47
June 2006............................................            45
July 2006............................................            44
August 2006..........................................            43
September 2006.......................................            40

                           "(g) MINIMUM NET WORKING CAPITAL. For each of the
                  "fiscal months" listed in the table below, Net Working Capital shall not be less than the amount set forth opposite each such month in the table:


                                                              MINIMUM NET
"FISCAL MONTH(S)"                                            WORKING CAPITAL
-----------------                                            ---------------
October 2003.................................................. $13,200,000
November 2003.................................................  13,000,000
December 2003.................................................  12,800,000
January and February 2004.....................................  12,700,000
March 2004....................................................  12,400,000
April 2004....................................................  12,600,000
May 2004......................................................  12,700,000
June 2004.....................................................  13,000,000
July 2004.....................................................  13,100,000
August 2004...................................................  13,200,000
September 2004................................................  13,500,000
October 2004..................................................  13,600,000
November 2004.................................................  13,700,000
December 2004 and January 2005................................  13,900,000
February 2005.................................................  14,100,000
March 2005....................................................  14,400,000
April 2005....................................................  14,500,000
May 2005......................................................  14,700,000
June and July 2005............................................  15,100,000
August 2005...................................................  15,300,000
September 2005................................................  15,600,000
October 2005..................................................  14,900,000
November 2005.................................................  15,000,000
December 2005.................................................  15,200,000
January 2006..................................................  15,000,000
February 2006.................................................  15,100,000
March 2006....................................................  15,500,000
April 2006....................................................  15,700,000
May 2006......................................................  15,900,000
June 2006.....................................................  16,200,000
July 2006.....................................................  16,300,000
August 2006...................................................  16,500,000
September 2006................................................  16,800,000

                           "(h) MINIMUM LIQUIDITY. On any day, the seven (7)-day
                  rolling average (I.E., a backward looking average over the immediately preceding seven calendar days) of the daily available unrestricted cash balances of the Company, aggregating funds maintained solely in deposit accounts that are subject to the Deposit Account Control Agreements, shall not be less than $500,000."

                  (l) Section 9.15 (Survival of Certain Negative Covenants) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

                           "9.15 SURVIVAL OF CERTAIN NEGATIVE COVENANTS. From
                  and after the date that the monetary Obligations under the Notes have been paid in full and, if Pleasant Street holds the Senior Notes, the Senior Notes have been paid in full, and so long as the Purchaser owns or holds, or has the contractual right to acquire, directly or indirectly, five percent (5.0%) of more of the Common Stock calculated on a Fully Diluted Basis, the Company shall not be obligated to perform, comply with and observe the covenants set forth in this Article 9 except for (a) the last paragraph of Section 9.1 (Limitations on Indebtedness) and (b) Section 9.8 (Transactions with Affiliates) (PROVIDED that the Company shall not be obligated to perform, comply with and observe the covenants set forth in the last paragraph of Section 9.1 or Section 9.8 once the Purchaser no longer owns or holds, or has the contractual right to acquire, directly or indirectly, five percent (5.0%) of more of the Common Stock calculated on a Fully Diluted Basis)."

                  (m) Clause (ii) of paragraph (b) (Covenants) of Section 11.1 (Events of Default) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

                           "(ii) The Company shall fail to achieve (w) the
                  minimum EBITDA amount set forth in Column (B) of SECTION 9.14(A) for the corresponding period, (x) the minimum Fixed Charge Coverage Ratio set forth in Column (B) of SECTION 9.14(B) for the corresponding period, (y) the maximum Leverage Ratio set forth in Column (B) of SECTION 9.14(C) as of the last day of the corresponding period or (z) any other covenant set forth in SECTION 9.14; or"

                  (n) Paragraph (c) of Section 11.1 (Events of Default) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

                           "(c) INVESTMENT DOCUMENTS. Any Company Party shall
                  breach or fail to perform, comply with or observe any agreement, covenant or obligation required to be performed by it under this Agreement or any other Investment Document (other than the agreements, covenants and other obligations covered by Section 11.1(a), Section 11.1(b) and Section 11.1(m)) and, if such breach or failure may be cured, such breach or failure shall not have been remedied within ten (10) Business Days after any officer of the Company or any of its Subsidiaries becomes aware or should have become aware of such failure or breach; or"

                  (o) Paragraph (m) of Section 11.1 (Events of Default) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

                           "(m) LLCP REPRESENTATIVE; PRINCIPAL SHAREHOLDER. (i)
                  The Company shall breach or fail to perform, comply with or observe any agreement, covenant or obligation required to be performed by it under Section 1 of the Investor Rights Agreement or (ii) the Principal Shareholder (as defined in the Investor Rights Agreement) shall breach or fail to perform, comply with or observe any agreement, covenant or obligation required to be performed by him under the Investor Rights Agreement."

                  (p) Clause (xii) of Section 11.1 (Events of Default) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

                           "(xii) in the case of clause (m)(i) above, as of the
                  close of business on the day the Company shall have breached or failed to perform, comply with or observe any such agreement, covenant or obligation, and in the case of clause
                  (m)(ii) above, as of the close of business on the day the Principal Shareholder Company shall have breached or failed to perform, comply with or observe any such agreement, covenant or obligation."

                  (q) Section 11.4 (Appointment of Receiver) of the Securities Purchase Agreement shall be amended by adding the following clause to the end of such Section:

                  "; PROVIDED, HOWEVER, that the remedy set forth in this
                  Section 11.4 shall no longer be available to the Purchaser after the monetary Obligations under the Note have been paid in full."

                  (r) Section 12.14 (Confidentiality) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

                           "12.14 CONFIDENTIALITY. The Purchaser agrees to
                  maintain the confidentiality of any and all of the Company's confidential or proprietary information it receives from the Company or through the Company's professional advisors or representatives, and not to disclose such information to third parties without the prior written consent of the Company, except that the Purchaser may disclose such confidential or proprietary information (a) if such information was or becomes generally available to the public other than through a breach of this Section 12.14, (b) to legal counsel, accountants and other professional advisors of the Purchaser and to the partners (general and limited), members, managers, officers, directors, employees and other authorized representatives of the Purchaser, PROVIDED that each such Person needs to know that such information is related to the Purchaser's investment in the Company and agrees to be bound by this Section 12.14,
                  (c) if required by Applicable Law, to regulatory officials having jurisdiction over the Purchaser, or in connection with any legal proceeding, process or order, provided that the Purchaser uses its commercially reasonable efforts to limit disclosure and obtain confidential treatment or a protective order for the information and that the Purchaser provides the Company with written notice of any such request or requirement and allows the Company to participate in the proceeding, process or procedure through which disclosure is to be made, all at the Company's sole cost and expense, (d) to any other Person in connection with any assignment of any Note (or any interest therein) or sale of the Warrant Shares or (e) was rightfully disclosed to the Purchaser by an unrelated third party or source that was not known by the Purchaser to have been prohibited from disclosing such information. The Purchaser represents that it is familiar with the Exchange Act and agrees that it will neither use, nor cause any affiliate to use, any confidential or proprietary information of the Company in contravention of the Exchange Act, including without limitation, Rule 10b-5 thereunder."

                  (s) Each of the Disclosure Schedules to the Securities Purchase Agreement listed in EXHIBIT C attached hereto shall be amended by the Disclosure Schedules attached to EXHIBIT C as provided for in such amended Disclosure Schedules (it being understood that such amended Disclosure Schedules shall update the corresponding Disclosure Schedules through and including the Third Amendment Effective Date).

         4. CONDITIONS PRECEDENT TO AMENDMENTS. The effectiveness of the Purchaser's waiver of the Specified Events of Default set forth in Section 1, the purchase of the November 1999 Note by the Purchaser as provided in Section 2 and the effectiveness of the amendments set forth in Section 3 shall be subject to the satisfaction, in the Purchaser's sole discretion, of each of the following conditions precedent (the date upon which the last of such conditions precedent to be so satisfied shall be referred to herein as the "THIRD AMENDMENT EFFECTIVE DATE"):

                  (a) THIRD AMENDMENT EFFECTIVE DATE. All of the conditions precedent set forth in this Section 4 shall be satisfied on or before October 31, 2003.

                  (b) AMENDED INVESTMENT DOCUMENTS. The Purchaser shall have received the following closing documents, each dated as of the Third Amendment Effective Date (collectively, and together with this Amendment, the "THIRD AMENDMENT DOCUMENTS"):

                           (i) NOVEMBER 1999 NOTE. The November 1999 Note, duly
executed by the Company;

                           (ii) AMENDMENT TO INVESTOR RIGHTS AGREEMENT. A second
amendment to the Investor Rights Agreement, in form and substance satisfactory to the Purchaser, duly executed by the Company and James Rudis;

                           (iii) TERMINATION OF EQUITY REPURCHASE OPTION
AGREEMENT. A Termination Agreement Re: Equity Repurchase Option Agreement, in form and substance satisfactory to the Purchaser, duly executed by the Company;

                           (iv) AMENDMENT TO INTERCREDITOR AGREEMENT. A First
Amendment to and Consent Under Second Amended and Restated Intercreditor and Subordination Agreement, in form and substance satisfactory to the Purchaser, duly executed by the Company; and

                           (v) AMENDMENT TO SECURITY AGREEMENT. A Third
Amendment to Amended and Restated Security Agreement, in form and substance satisfactory to the Purchaser, duly executed by the Company.

                  (c) LEGAL OPINION. (i) Rutan & Tucker, special counsel to the Company, shall have delivered to the Purchaser a legal opinion letter, in form and substance satisfactory to the Purchaser, addressed to the Purchaser and dated as of the Third Amendment Effective Date, and (ii) Kummer Kaempfer Bonner & Renshaw, special Nevada counsel to the Company, shall have delivered to the Purchaser a legal opinion letter, in form and substance satisfactory to the Purchaser, addressed to the Purchaser and dated as of the Third Amendment Effective Date.

                  (d) EXTENSION OF TERMS OF EMPLOYMENT AGREEMENTS. The Purchaser shall have received executed copies of (i) an amendment to the Employment Agreement of James Rudis extending the term thereof through October 31, 2006, and (ii) an amendment to the Employment Agreement of John Steinbrun extending the term thereof at least eighteen (18) months after the Third Amendment Effective Date, in each case in form and substance satisfactory to the Purchaser.

                  (e) REPRESENTATIONS AND WARRANTIES. The Purchaser shall have received from the Company an Officers' Certificate, in form and substance satisfactory to the Purchaser, dated as of the Third Amendment Effective Date and duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that (i) after giving effect to the execution, delivery and performance of this Amendment and the other Third Amendment Documents and the amended Disclosure Schedules attached as EXHIBIT C hereto, each of the representations and warranties of the Company contained in the Securities Purchase Agreement was true and correct on and as of the date made and was true and correct on and as of the Third Amendment Effective Date, with the same effect as if made on and as of the Third Amendment Effective Date;
(ii) each of the covenants and agreements of the Company required to be performed or satisfied under this Amendment on or before the Third Amendment Effective Date has been performed or satisfied on or before the Third Amendment Effective Date; (iii) the Company has satisfied or fulfilled each of the conditions precedent set forth in this Section 4; (iv) except for the Specified Events of Default, no Default or Event of Default has occurred and is continuing or will result from the execution, delivery or performance of this Amendment or any other Third Amendment Document and (v) since September 29, 2002, no Material Adverse Change has occurred other than as previously disclosed to the Purchaser in writing or as previously disclosed in the Company's SEC Documents.

                  (f) ACCRUED AND UNPAID INTEREST. The Purchaser shall have received, by wire transfer in immediately available funds, all accrued and unpaid interest under the November 1999 Note through and including the Third Amendment Effective Date (PROVIDED that such amounts may be withheld by the Purchaser from the Additional Funds to be provided to the Company by the Purchaser).

                  (g) REIMBURSEMENT OF FEES AND EXPENSES. The Company shall have reimbursed the Purchaser for all actual and estimated fees, costs and expenses, including attorneys' fees and expenses, expended or incurred by the Purchaser in connection with the negotiation, preparation, execution and performance of this Amendment and the transactions contemplated hereby or that otherwise remain outstanding and unreimbursed as of the Third Amendment Effective Date (PROVIDED that such fees and expenses may be withheld by the Purchaser from the Additional Funds to be provided to the Company by the Purchaser).

                  (h) CONSENTS. The Company shall have obtained all Consents required to be obtained from all Governmental Authorities and other Persons in connection with the execution, delivery and performance of this Amendment and the other Third Amendment Documents, and the Purchaser shall have approved the terms and conditions thereof.

                  (i) CERTIFIED COMPANY BOARD RESOLUTIONS. The Purchaser shall have received a Secretary's Certificate from the Company, in form and substance satisfactory to the Purchaser, duly executed by the Secretary of the Company and dated as of the Third Amendment Effective Date, certifying as to (i) the charter of the Company, as amended, (ii) the bylaws of the Company, as amended, and
(iii) the resolutions of the Board of Directors of the Company approving the execution, delivery and performance of this Amendment and each of the other Third Amendment Documents and the consummation of the transactions contemplated hereby and thereby.

                  (j) GOOD STANDING CERTIFICATES. The Purchaser shall have received (i) a corporate good standing certificate and a tax good standing certificate, if available, for the Company from the Secretary of State of the State of Nevada and Nevada taxing authority, (ii) a corporate good standing certificate and a tax good standing certificate for the Company from the Secretary of State of the State of California and the Franchise Tax Board of the State of California, respectively, and (iii) a corporate good standing certificate and a tax good standing certificate, if available, of the Company from the Secretaries of State or similar governmental authority of each jurisdiction in which the Company is required to be qualified to transact business as a foreign corporation or other entity, in each case dated as of a recent practicable date prior to the Third Amendment Effective Date.

                  (k) DISSOLUTION OF OVERHILL VENTURES. The Purchaser shall have received executed copies of all assignment agreements and other documents, if any, evidencing or memorializing the assignment or transfer to the Company of trademark rights and all other assets, if any, formerly owned or held by Overhill Ventures.

                  (l) CERTIFIED FINANCIAL PROJECTIONS. The Company shall have delivered to the Purchaser, and the Purchaser shall have approved, consolidated financial projections of the Company and its Subsidiaries for the period commencing on October 1, 2003 and ending on the last day of the Fiscal Year ending in September 2006. Such financial projections shall specify the assumptions on which they are based and shall be made in good faith. The financial projections shall be accompanied by an Officers' Certificate, in form and substance satisfactory to the Purchaser, duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, certifying as to the assumptions on which such financial projections are based.

                  (m) LEGAL PROHIBITIONS. The consummation of the transactions contemplated by this Amendment and the other Third Amendment Documents shall not be prohibited by or violate any Applicable Laws and shall not subject any party to any Tax, penalty or liability, under or pursuant to any Applicable Laws. Without limiting the generality of the foregoing, the consummation of the transactions contemplated hereby shall otherwise comply with all applicable requirements of federal securities and state securities or "blue sky" laws.

         5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In order to induce the Purchaser to enter into this Amendment, the Company represents and warrants to the Purchaser as follows:

                  (a) AUTHORIZATION; BINDING EFFECT. The Company has the full power and authority to enter into, deliver and perform its obligations under this Amendment and the other Third Amendment Documents. The execution, delivery and performance by the Company of this Amendment and the other Third Amendment Documents and the consummation of the other transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Company. This Amendment has been, and on the Third Amendment Effective Date each of the Third Amendment Documents will be, duly executed and delivered by the Company. This Amendment constitutes, and on the Third Amendment Effective Date each of the Third Amendment Documents will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

                  (b) NO CONFLICT. The execution, delivery and performance by the Company of this Amendment and the other Third Amendment Documents and the consummation of the transactions contemplated hereby and thereby do not and will not violate or conflict with, or cause a default under, or give rise to a right of termination under, (i) the charter or bylaws of the Company or any of its Subsidiaries, as in effect on the date hereof; (ii) any Applicable Laws; or
(iii) any term of any material contract, indenture, note, mortgage, instrument, agreement or other document to which the Company or any of its Subsidiaries is a party or by which any of its or their properties or assets are bound.

                  (c) RANK; OBLIGATIONS. No Indebtedness of the Company ranks senior to the Indebtedness evidenced by the November 1999 Note other than the Senior Indebtedness. No Indebtedness of the Company ranks PARI PASSU with any Indebtedness evidenced by the November 1999 Note. Immediately following the Closing, there will be no agreement, indenture, instrument or other document to which the Company or any of its Subsidiaries is a party or by which it or they are bound that requires the subordination in right of payment or rights upon liquidation of any Obligations to Purchaser (including principal, interest, premium, if any, or other amounts under the November 1999 Note) to the repayment of any other existing or future Indebtedness or other obligations of the Company or any of its Subsidiaries other than the Senior Indebtedness.

                  (d) NO CONSENTS. Neither the Company nor any of its Subsidiaries or other Affiliates is required to obtain any Consent in connection with execution, delivery or performance of this Amendment or any other Third Amendment Document or the issuance, sale or delivery of the November 1999 Note, or for the purpose of maintaining in full force and effect any Licenses and Permits of the Company or any of its Subsidiaries, from any Governmental Authority or any other Person, except where the failure to obtain such consent or maintain any such License or Permit, as the case may be, could not have a Material Adverse Effect. There are no orders, decrees, judgments, injunctions or rulings of any Governmental Authority against the Company or any of its assets.

                  (e) REPRESENTATIONS AND WARRANTIES. After giving effect to the amended Disclosure Schedules attached as EXHIBIT C hereto, each of the representations and warranties of the Company contained in Section 3 of the Securities Purchase Agreement is true and correct in all material respects (it being understood that Overhill Ventures has been liquidated, wound up and dissolved).

                  (f) SECURITIES LAWS. The issuance, exchange and sale of the November 1999 Note in accordance with the terms of this Amendment are exempt from the registration requirements of the Securities Act and the registration or qualification requirements of any applicable state securities or "blue sky" laws.

                  (g) NO DEFAULT. No Default or Event of Default (other than the Specified Events of Default) has occurred and is continuing or will result from the execution, delivery or performance of this Amendment or the other Third Amendment Documents, the issuance, sale or delivery of the November 1999 Note or the consummation of the other transactions contemplated hereby or thereby.

                  (h) COLLATERAL SECURITY. The Liens granted in favor of the Purchaser under the Collateral Documents constitute valid, enforceable, perfected and continuing security interests and liens in, on and to the Collateral to secure the payment and performance in full of all Obligations, including all Indebtedness under the November 1999 Note and all other Obligations, and such security interests and liens are subject, as to priority, only to the Senior Liens and Permitted Liens to the extent entitled to priority under Applicable Law.

                  (i) OVERHILL VENTURES. Overhill Ventures has been liquidated, wound up and dissolved in accordance with Applicable Laws, and the assets and other properties of Overhill Ventures, including all right, title and interest thereto, have been distributed or otherwise transferred solely to the Company. No assets or properties owned or held by Overhill Ventures were assigned or transferred to any Person other than the Company.

                  (j) NOVEMBER 1999 NOTE. As of the date hereof, the principal amount of the November 1999 Note outstanding is $24,658,000.

         6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company that:

                  (a) The Purchaser is acquiring the November 1999 Note for its own account, for investment purposes, and not with a view to or for sale in connection with any distribution thereof. The Purchaser understands that the November 1999 Note has not been registered under the Securities Act or registered or qualified under any state securities law in reliance upon specific exemptions therefrom, which exemptions may depend upon, among other things, the BONA FIDE nature of the Purchaser's investment intent as expressed herein; and

                  (b) The Purchaser is an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act). By reason of its business and financial experience, the Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the November 1999 Note, has the capacity to protect its own interests and is able to bear the economic risk of such investment.

         7. POST-CLOSING MATTERS.

                  (a) PAYMENT OF AMENDMENT AND CAPITAL FEES. As additional consideration to be paid by the Company in connection with the closing of the transactions contemplated by this Amendment, on (but not before or after) Friday, January 9, 2004, the Company shall pay to LLCP Inc. (as defined in the Investor Rights Agreement), by wire transfer in immediately available funds, the following fees: (a) A non-refundable new capital fee (the "NEW CAPITAL FEE") in the amount of $168,000 and (b) a non-refundable amendment fee (the "AMENDMENT FEE") in the amount of $184,800. Each of the New Capital Fee and the Amendment Fee shall be deemed to have been fully earned on the date of the Closing, but shall not be payable until Friday, January 9, 2004.

                  (b) CONTROL AGREEMENT MATTERS. The parties hereto agree to use their reasonable best efforts to amend the Restricted Account Agreement dated as of April 16, 2003, with Wells Fargo Bank, N.A., to, among other things, reflect that the security interests and liens of Pleasant Street in and to the Trade Payables Deposit Account are senior to the security interests and liens of the Purchaser in and to the Trade Payables Deposit Account as provided in the Intercreditor Agreement.

         8. CONFIRMATION; FULL FORCE AND EFFECT. The amendments set forth in
Section 3 shall amend the Securities Purchase Agreement on and as of the Third Amendment Effective Date, and the Securities Purchase Agreement shall otherwise remain in full force and effect, as amended thereby, from and after the Third Amendment Effective Date in accordance with its terms. The Company hereby ratifies, approves and affirms in all respects each of the Securities Purchase Agreement, as amended hereby, the Notes, the Collateral Documents (including the Liens granted in favor of the Purchaser under the Collateral Documents) and each of the other Investment Documents, the terms and other provisions hereof and thereof and the Obligations hereunder and thereunder.

         9. NO OTHER AMENDMENTS. This Amendment is being delivered without prejudice to the rights, remedies or powers of the Purchaser under or in connection with the Securities Purchase Agreement, the Notes, the Collateral Documents and the other Investment Documents, Applicable Laws or otherwise and, except as expressly provided in Section 3 above, shall not constitute or be deemed to constitute an amendment or other modification of, or a supplement to, the Securities Purchase Agreement or any Investment Document or the obligations of the Company Parties thereunder. In addition, except as expressly provided in
Section 1 above with respect to the Specified Events of Default, nothing contained in this Amendment is intended to constitute, or shall be construed as, a waiver of any breach, violation, Default or Event of Default, whether past, present or future, under the Securities Purchase Agreement, the Note, the Collateral Documents or any other Investment Document, or a forbearance by the Purchaser of any of its rights, remedies or powers against the Company Parties (or any of them) or the Collateral. The Purchaser hereby expressly reserves all of its rights, powers and remedies under or in connection with the Securities Purchase Agreement, the Note, the Collateral Documents and the other Investment Documents, whether at law or in equity, including, without limitation, the right to declare all Obligations to be due and payable.

         10. RELEASE.

                  (a) Effective on and as of the Third Amendment Effective Date, the Company, for itself and on behalf of its successors, assigns, and present and future stockholders, officers, directors, Affiliates, employees, agents and attorneys, hereby remises, releases and forever discharges the Purchaser and its present and former officers, directors, partners (general and limited), stockholders, employees, agents, attorneys, successors and assigns from and against any and all claims, rights, actions, causes of action, suits, liabilities, defenses, damages, losses, costs and expenses (including attorneys'

fees), of whatever nature, type or description, that are based upon, relate to or arise out of any facts, acts, omissions, events or circumstances existing or occurring on or prior to the Third Amendment Effective Date, whether arising out of or otherwise related to this Amendment, the Securities Purchase Agreement or any other Investment Document, any of the transactions contemplated hereby or thereby, the administration or enforcement of the Obligations, any related discussions or negotiations or otherwise, in each case whether known or unknown, existing or potential or suspected or unsuspected. The Company waives any and all claims, rights and benefits it may have under any law of any jurisdiction that would render ineffective a release made by a creditor of claims that the creditor does not know or suspect to exist in its favor at the time of executing the release and that, if known by it, would have materially affected its settlement with the applicable debtor. The Company acknowledges that it is aware of the following provisions of section 1542 of the California Civil Code:

                      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         The Company expressly and voluntarily waives each and all claims, rights, or benefits it has or may have under section 1542 of the California Civil Code, or any other similar law of any other jurisdiction, to the full extent that it may lawfully waive such claims, rights and benefits in connection with this release. The Company acknowledges that (a) it has been represented by independent legal counsel of its own choice throughout all of the negotiation that preceded the execution of this Amendment and that it has executed this Amendment after receiving the advice of such independent legal counsel, and (b) it and its respective counsel have had an adequate opportunity to make whatever investigation or inquiry they deem necessary or desirable in connection with the release contained in this Section 10.

                  (b) No claim shall be made by the Company or any of its Affiliates against the Purchaser, or any Affiliates, partners, directors, officers, employees, agents, representatives, attorneys, accountants or advisors of the Purchaser, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to this Amendment, the Securities Purchase Agreement or any other Investment Document or the transactions contemplated hereby or thereby, or any act, omission or event occurring in connection herewith or therewith. The Company, on behalf of itself and its Affiliates, hereby waives, releases and agrees not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         11. MISCELLANEOUS PROVISIONS.

                  (a) ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Amendment, together with the other Third Amendment Documents, constitute the entire understanding and agreement with respect to the subject matter hereof and supersede all prior oral and written, and all contemporaneous oral, agreements and understandings with respect thereto. This Amendment shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns.

                  (b) GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF).

                  (c) COUNTERPARTS. This Amendment may be executed in one or more counterparts and by facsimile transmission, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date first written above.

                                    COMPANY
                                    -------

                                    OVERHILL FARMS, INC., a Nevada corporation


                                    By:  /S/ James Rudis
                                         --------------------------
                                         James Rudis
                                         President and Chief Executive Officer


                                    By:  /S/ John Steinbrun
                                         --------------------------
                                         John Steinbrun
                                         Senior Vice President and Chief
                                         Financial Officer


                                    PURCHASER

                                      LEVINE LEICHTMAN CAPITAL PARTNERS II,
                                      L.P., a California limited partnership

                                      By:  LLCP California Equity Partners II,
                                           L.P., a California limited
                                           partnership, its General Partner

                                            By:  Levine Leichtman Capital
                                                 Partners, Inc., its General
                                                 Partner

                                                 By:  /S/ Steven E. Hartman
                                                      --------------------------
                                                      Steven E. Hartman
                                                       Vice President




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